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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
True Religion Apparel, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (No. 333-133681) and Form S-8 (No. 333-128663), (No. 333-119580), (No. 333-119578), of our reports dated March 23, 2007 (except for Note 17, as to which the date is April 29, 2008) (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs relating to the adoption in 2006 of Statement of Financial Accounting Standards No. 123 (Revised), "Share Based Payment," and the restatement as described in Note 17 to the consolidated financial statements and (2) express an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), relating to the consolidated financial statements and financial statement schedule, managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K/A.

/s/ STONEFIELD JOSEPHSON, INC. CERTIFIED PUBLIC ACCOUNTANTS Los Angeles, California April 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM